UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Pershing Square Capital Management, L.P. and certain affiliates (“Pershing Square”) posted the following material to their Facebook page relating to Automatic Data Processing, Inc. (the “Company”):

ADP Ascending Published by Global strategy Group [?] · 1 min
In recommending tnat ADP shareholders vote for ALL THREE of Pershing
Square’s nominees for ADP’s board of directors, leading independent proxy advisory firm Glass Lewis highlighted ADP’s ineffective investment in technological innovation and best in class products. Read more from Glass
Lewis’s report below:
“[W]hile ADP claims that its investmens and initiatives are yielding productivity gains, any such gains appear to have been nominal and muted relative to gains achieved by competitors. This outcome, among others, including the Company’s inability to date to bring to market a competitive product offering in the enterprise segment, support [Pershing Square’s) view that while ADP isn’t underspending in technology and innovation ADP is spending inefficiently and ineffectively.”

ADP Ascending Published by Global Strategy Group [?] · Jus! Now
“We believe [Pershing Square’s] nominees would each and collectively bring a fresh independent perspective, new i:deas, recent and practical experience achieving operational efficiencies, implementing a business transformation plan and realizing cost savings, as well as financial expertise and an owner’s mentality to the ADP board.· -Glass Lewis
Vote Online Vote By Phone Vote By Mail
Vote GOLD
to Help ADP
Achieve Its
Full Potential

Pershing Square posted the following material to their Twitter page relating to the Company:

ADP Ascending @ADPascendmg
Independent proxy advisory firm Glass Lewis
recommends $ADP shareholders #VoteGOLD
for our transformation plan.
Proxy Advisory Firm Glass Lewis Recommends AOP Share ...
Pershing Square Capital Management, L. P. (·Pershing Square·),
announced today that Glass, Lewis & Co., LLC (.Glass Lewis&rdq
businesswire.com
6:44 PM- 25 Oct 2017

ADP Ascending @ADPascending
Glass Lewis’s independent analysis of $ADP
“supports [the view] that ADP has not
delivered returns.” #VoteGOLD [1 / 2] 6:38 AM - 26 0ct 2017

ADP Ascending @ADPascending
Ind. analysis further “supports [the overall
thesis] that $ADP is not performing to its full
potential.” #VoteGOLD [2/2] 6:38 AM - 26 Oct 2017

ADP Ascending @ADPascending
Independent advisor @Giasslewis
recommends that $ADP Investors
#VoteGOLD. Get the story from Reuters –
Glass Lewis recommends AOP investors vote for Ackman·s ...
Bayliss
reuters.com
8:30 AM - 26 Oct 2017

ADP Ascending @ADPascending
.@GiassLewis backs ALL of the #VoteGOLD
nominees for ADP’s board. Read more in
@The Street:
Ackman Gets Boost In ADP Battle
lnftuential shareholder advisory firm supports all of the activist investor’s director candidates in a proxy war set to conclude on Nov. 7.
thestreet.com.
11:00 AM- 26 Oct 2017